Memorandum Of Understanding


This Memorandum of Understanding ("MOU"), effective as of the last date signed below (the "Effective Date"), is entered into by and among MicroStrategy Incorporated, a Delaware corporation having its principal place of business at 8000 Towers Crescent Drive, Vienna, VA 22182 ("MSTR"), Strategy.com Incorporated, a Delaware corporation having its principal place of business at 1861 International Drive, Vienna VA 22182 ("SDC"), MicroStrategy Services Corporation, a Delaware corporation having its principal place of business at 8000 Towers Crescent Drive, Vienna, VA 22182 ("MSTR Services") (a wholly owned subsidiary of MicroStrategy Incorporated), MicroStrategy International Limited (a wholly owned subsidiary of MicroStrategy Incorporated), a Bermuda corporation having its principal place of business at the Corner House, Church and Parliament Streets, Hamilton, HM12 Bermuda ("MSTR International"), MicroStrategy International II Limited (a wholly owned subsidiary of MicroStrategy Incorporated), a Bermuda corporation having its principal place of business at the Corner House, Church and Parliament Streets, Hamilton, HM12 Bermuda ("MSTR International II"), and Strategy.com International Limited (a wholly owned subsidiary of Strategy.com Incorporated), a Bermuda corporation having its principal place of business at the Corner House, Church and Parliament Streets, Hamilton, HM12 Bermuda ("SDC International"). Each party may hereinafter be individually referred to as a "Party" or collectively referred to as the "Parties."

                                   RECITALS

     A. MSTR has developed the suite of software known as the MicroStrategy platform.

     B. The Parties desire to enter into certain agreements with regard to intellectual property, services, and other matters in the Unites States and Internationally.

                                UNDERSTANDING

Effect of MOU

This binding MOU contains a statement of the preliminary understandings between the Parties. The Parties anticipate executing certain definitive agreements prior to closing. The Parties intend to use reasonable efforts to negotiate and execute the agreements described below and their international counterparts, consistent with the intentions and coverage of this MOU within thirty (30) days after closing.

Summary of Agreements

      1. U.S. Administrative Services Agreement. MSTR will execute an agreement for the provision of the administrative services such as legal, recruiting, tax, accounting, and other administrative types of services to SDC on a cost plus 5% basis, which SDC, may, at its option, use.

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      2.    U.S.  Professional / Consulting Services Agreement.  MSTR Services
will enter into a Master Consulting Services Agreement with SDC which shall permit attachments of Statements of Work by MSTR Services for various projects to be provided. The terms will designate a most favored client status for SDC.

      3. U.S. Sales Agent Agreement. MSTR Services will enter into a Sales Agent Agreement with SDC so that MicroStrategy can market Strategy.com affiliations and premium programming relationships on behalf of SDC. This will be done on a commission basis. This agreement will provide that for a period of three years, MicroStrategy will not itself market a third party, affiliate network information service that competes with Strategy.com.

      4.    Employee  Transfer.   MicroStrategy  agrees  to  transfer  certain
employees who have worked in the Strategy.com business unit to Strategy.com.

      5. Limited Exclusivity. MicroStrategy warrants that for a period of three years it will not both grant a software license and provide
MicroStrategy services pursuant to which MicroStrategy builds an application for a customer that would allow that non-MicroStrategy controlled entity to compete directly with Strategy.com as a provider of syndicated information services to a network of affiliates across a broad range of content. This provision will be included in both the U.S. Software License Agreement and the International Software License Agreement and will be part of a Pre-Closing Agreement. In addition, MicroStrategy will not itself create a syndicated information service that is distributed to consumers through a network of affiliates and directly competes with Strategy.com.

      6. Subcontractor/Hosting Agreement. Strategy.com and its various subsidiaries will enter into a Master Hosting and Services Agreement whereby MSTR and its various subsidiaries will be able to purchase hosting and professional services from SDC. The agreement will contain a framework to which purchase orders and/or work orders can be added related to hosting. These services will be offered by SDC to MSTR at a most favored client rate.

      7. Outsourcing/ASP Agreement. MSTR and its applicable subsidiaries will enter into a Master Outsourcing/ASP Agreement with Strategy.com and its various subsidiaries. This agreement will provide a framework so that MSTR will be able to provide any type of outsourcing or ASP services to SDC. One example is that this agreement would cover Voice Bureau. The Outsourcing services will be at a cost plus basis.

      8. Joint Marketing Agreement. The parties will enter into a joint marketing agreement whereby they will coordinate marketing activities. Pursuant to this agreement, MicroStrategy and Strategy.com will agree to engage in joint efforts intended to provide, for example, information regarding the Strategy.com offering to the MicroStrategy field sales organization.

      9. Expenses. Each Party shall bear all expenses that it may incur in connection with its obligations and efforts under this MOU.

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      10.   Publicity.  Any publicity by any Party  regarding  this MOU or any
Definitive Agreement, must have the prior approval of the other Party.

      11. Term of MOU. This MOU shall terminate on October 30, 2000 or when the definitive agreements have been executed by the parties (the "Termination Date"), whichever is later.

      12. Governing Law. This MOU shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia.

      13. Assignability. This MOU shall be binding upon and inure to the benefit of each Party, and shall not be assignable or transferable without the prior written consent of all other Parties.

      14. Entire Understanding. This MOU constitutes the entire agreement between the Parties. No modification or amendment of this MOU shall be effective unless mutually agreed in writing and signed by the Parties.

      15. Severability; Survivability. The invalidity or illegality of one or more provisions of this MOU shall not affect the enforceability of the remaining provisions. The Parties' rights and obligations hereunder that would continue beyond the termination, cancellation or expiration of this MOU shall survive such termination, cancellation or expiration.

      16. Binding. It is understood by the parties that this is a binding MOU and that the parties intend to enter into Agreements incorporating terms and conditions which are substantially based on this MOU and such other terms and conditions as may be mutually agreed upon.

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MicroStrategy Incorporated                Strategy.com Incorporated

Signed: /s/Eric F. Brown                  Signed: /s/Eric F. Brown
Name:   Eric F. Brown                     Name:   Eric F. Brown
Title:  CFO                               Title:  CFO
Dated:  10/17/2000                        Dated:  10/17/2000

MicroStrategy International Limited       Strategy.com International Limited

Signed: /s/Eric F. Brown                  Signed: /s/Eric F. Brown
Name:   Eric F. Brown                     Name:   Eric F. Brown
Title:  CFO/Director                      Title:  CFO/Director
Dated:  10/17/2000                        Dated:  10/17/2000

MicroStrategy Services Corporation        MicroStrategy International II Limited

Signed: /s/Mark S. Lynch                  Signed: /s/Eric F. Brown
Name:   Mark S. Lynch                     Name:   Eric F. Brown
Title:  Treasurer                         Title:  CFO/Director
Dated:  10/17/2000                        Dated:  10/17/2000



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